Exhibit 77(i)

Item 77(i): Terms of new or amended securities

ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION OF
LORD ABBETT RESEARCH FUND, INC.

An Articles Supplementary to Articles of Incorporation of Lord Abbett Research Fund, Inc. (the "Corporation"), executed on August 30, 2007, with an effective date of September 28, 2007, is hereby incorporated by reference to the Post-Effective Amendment No. 39 to the Corporation's Registration Statement filed on September 12, 2007. The Amendment redesignated Class Y shares as Class I shares for each of the Corporation's four series: Lord Abbett America's Value Fund, Lord Abbett Growth Opportunities Fund, Lord Abbett Large-Cap Core Fund, and Small-Cap Value Series.

Item 77(i): Terms of new or amended securities

ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION OF
LORD ABBETT RESEARCH FUND, INC.

An Articles Supplementary to Articles of Incorporation of Lord Abbett Research Fund, Inc. (the "Corporation"), executed on July 31, 2007, with an effective date of August 10, 2007, is hereby incorporated by reference to the Post-Effective Amendment No. 39 to the Trust's Registration Statement filed on September 12, 2007. The Amendment increased the number of share of capital stock for each of the Corporation's four series: Lord Abbett America's Value Fund, Lord Abbett Growth Opportunities Fund, Lord Abbett Large-Cap Core Fund, and Small-Cap Value Series. In addition the amendment authorized three new classes of shares designated as Class F, Class R2 and Class R3 to each of the Corporation's four series: Lord Abbett America's Value Fund, Lord Abbett Growth Opportunities Fund, Lord Abbett Large-Cap Core Fund, and Small-Cap Value Series.